                                                                    EXHIBIT 10.7

                           POLE ATTACHMENT AGREEMENT


     This Agreement is made and entered into the 1st day of January, 1998, by and between Gulf Power Company, a Maine corporation, hereinafter called "Gulf," and BEACH CABLE, INC., hereinafter called "Licensee."

     WITNESSETH:

     WHEREAS, Licensee desires to furnish cable television services in the area described in Exhibit A, attached hereto, which service will require the installation and maintenance of cables, wires and appliances; and

     WHEREAS, Licensee desires to attach certain cables, wires and appliances to the poles of Gulf; and

     WHEREAS, Gulf is willing to allow the attachment of cables, wires and appliances to its poles in the area described in Exhibit A where, in Gulf's judgment, that attachment will not interfere with its own service requirements, including considerations of economy and safety, and where Gulf is protected and indemnified against all costs to and liabilities against it arising from such attachment.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained Gulf and Licensee hereby agree and contract with each other as follows:

     1. Term of Agreement. The term of this Agreement shall commence on the 1st day of January, 1998 and subject to all of the provisions of this Agreement, shall continue in full force and effect thereafter until the 31st day of December, 2002, unless earlier terminated according to the provisions of this Agreement. The parties may agree to extend this Agreement for an additional five (5) year period


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and for consecutive five (5) year periods upon agreement as to terms, including fees and charges, for each additional extension period.

     2. Conditions Precedent. As conditions to Gulf accepting a permit application from the Licensee or granting a permit to the Licensee to attach to Gulf's distribution poles, Licensee shall submit evidence satisfactory to Gulf of the following:

                 A. Licensee's authority to erect and maintain its facilities within public streets, highways and other thoroughfares, and any necessary consent or franchise from state or municipal authorities or from the owners of the property upon which the poles are located to construct and maintain its facilities on them;

                 B.       Licensee's financial stability;

                 C.       Certificate of Insurance required under Paragraph 20;
and

                 D. Licensee's operational expertise. Copies of the necessary consents or franchises from state or municipal authorities are attached hereto as Exhibit C.

     3.          Application and Permits.

                 A. Before attaching to any of Gulf's distribution poles (hereinafter referred to as "Gulf's poles"), Licensee shall submit to Gulf an Application for Pole Attachment Permit. The only exception shall be as provided in Section 3.B. The application and permit form is set forth in Exhibit B, attached hereto. The application shall be accompanied by two (2) detailed copies of Licensee's construction drawings which clearly identify the poles to which the Licensee will attach if a permit is granted. If the proposed attachment is satisfactory to Gulf, a permit will be granted upon payment of a one time permit fee of $1.00 per attachment plus Make Ready costs as described in Section 12.A.. Prior to commencement of construction by the Licensee, Gulf may require a preconstruction conference, at Gulf's discretion. Notwithstanding the issuance of an





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attachment permit, Licensee shall at no time make or maintain an attachment to
Gulf's pole or substitute pole if the spacing on the pole, the ground clearance, or other characteristics of the attachment are not in strict conformity with the National Electrical Safety Code (the "Code") and any other applicable codes, rules or regulations of any governing body having jurisdiction. Except as provided in Section 3.B., the failure of the Licensee to obtain such a permit prior to making an attachment shall constitute a trespass and a violation of this Agreement. Gulf may forbid new attachments to its poles by Licensee in the event Licensee is in default hereunder.

     B. Attachment to Gulf's poles without obtaining a prior permit shall be allowed only for service drops. Licensee shall ensure that such attachments are in strict conformity with the National Electrical Safety Code and any other applicable codes, rules or regulations of any governing body having jurisdiction. In particular, Licensee shall not attach if Make Ready work is required to obtain adequate clearance or for any other reason. Any attachment made not in conformity with these requirements constitutes a default under this Agreement. Gulf reserves the right to suspend this provision in the event it is determined that Licensee is not properly reporting the installation of service drops.

                 At the end of each month, Licensee shall submit a permit application (Exhibit D) listing all such service drop attachments not previously permitted. The listing shall include the location or address, TLM pole number, number of poles attached to, and date of attachment. Each application shall include a one-time permit fee of $1.00 per attachment.

     4. Payment and Billing. Licensee shall pay Gulf a semi-annual rent of $3.15 per pole for the years of 1998 through 2000. The rental rate for 2001 will be calculated in December, 2000 and the rental rate for 2002 will be calculated in December, 2001, to the extent permitted by applicable law, and will be based on the





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type of telecommunication services the Licensee is providing at that time.
Bills for rent shall be rendered by Gulf on or before January 15th and July l5th of each year. All attachments permitted and those which exist on Gulf's poles on December 31st and June 30th of each year will be invoiced. Licensee shall pay Gulf in advance for the succeeding six (6) months and such payment shall be based on the number of attachments permitted whether an attachment has been made or continues. Upon the issuance of each attachment permit, Licensee shall pay Gulf rental for such attachment based on the time remaining between the date the permit is granted and the end of the semi-annual rental period. Thereafter, such attachment shall be billed by Gulf with all other attachments on a semi-annual basis. In the event a field survey, as described in Section 15.B., indicates that not all attachments have been permitted, the difference between the number of attachments counted and the number of attachments permitted shall be billed as if all such attachments were in place 2 1/2 years prior to the field survey. The amount due from Licensee for such attachments shall be based on the semi-annual billing rate in effect during each of the prior billing periods, plus eighteen (18%) percent interest per annum. Gulf shall notify Licensee of the amount due and payment shall be due upon receipt of such notice. All bills for semi-annual rent, for inspections and for other charges under this Agreement shall be due upon receipt. Failure to pay bills within thirty (30) days after receipt is a default hereunder for which Gulf may terminate this Agreement. All bills thirty-one (31 ) days past due shall bear interest at eighteen (18%) percent per annum and interest shall begin to accrue as of the date due.

     5. Bond. At the beginning of or during the contract period Licensee may be required at Gulf's discretion to furnish bond or satisfactory evidence of contractual insurance coverage to guarantee the payment of any sums which may become due to Gulf for rentals, for work performed for the benefit of Licensee, and





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for other charges under this Agreement including the removal of attachments upon termination of this Agreement in the amount as specified in the following schedule:

            Number of Attachments             Amounts of Coverage
            ---------------------             -------------------
                     0-500                         $10,000
                   501-1000                         20,000
                  1001-1500                         30,000
                  1501-2000                         40,000
                  2001-2500                         50,000

     Bond shall continue to increase by $10,000 for each increase in number of attachments by increments of 500 up to a maximum of $250,000.

     6. Attachment and Maintenance. As used herein, an attachment is defined as the material or apparatus which is used by Licensee in the construction, operation, or maintenance of its plant and which is attached to Gulf's poles. One attachment is defined as a single wire or cable attached to the pole and other equipment, apparatus or facilities of Licensee lashed to such wire or cable or (except in the case of additional wires or cables) attached to the pole and occupying a vertical section of the pole not exceeding six (6) inches above and below the point of attachment of the single wire or cable. Licensee shall erect and maintain at its own expense cables, wires and appliances in safe condition and in thorough repair. It shall be the sole obligation of Licensee to ensure compliance with the applicable requirements and specifications of the National Electrical Safety Code and amendments thereto, including clearance requirements between power and cable lines, safe work practices, and any other applicable codes, rules or regulations now in effect or which hereafter may be issued of any governing body having jurisdiction. Upon identification of any violation by Licensee of any code,





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rule, or regulation Licensee shall immediately institute corrective action, at its own expense. In the event Licensee fails to correct any violation within a reasonable time, Gulf may take whatever corrective action it deems appropriate in its sole discretion. Recognizing that strict compliance with the terms of this agreement is essential to the fair and equitable allocation of limited pole space among competing Licensees, and as a deterrent to such non-compliance in order to preserve the public welfare, Licensee shall pay Gulf its actual costs for such corrective action plus fifteen (15%) percent. Licensee further agrees to indemnify and hold Gulf harmless for any injury or damages, including but not limited to actual damage awards, fines, settlements, attorney's fees and court or administrative costs, resulting from Licensee's noncompliance with any applicable code, rule or regulation as described above.

     Licensee shall also comply with Gulf's specifications for construction. Licensee shall be responsible for installing anchors and guys of sufficient size and strength to accommodate their own load. In order to avoid placing undue stress on Gulf's poles, necessary anchors and guys shall be installed prior to tensioning of the cable strand. Attached hereto are drawings marked Plates 1 through 11 inclusive which are descriptive of required construction under some conditions and are to serve as construction guides but may not apply in all situations. These drawings may be changed from time to time by Gulf and do not supersede any applicable National Electrical Safety Code requirements, except to the extent that they are more stringent than the Code.

     7. Attachment Identification. - Licensee may be required to mark its facilities in accordance with the Florida Utilities Coordinating Committee guidelines, or other method acceptable to Gulf. In any given area, the requirement to mark will depend on the date of the original agreement between Licensee and Gulf for that area, or the date of any amendment to such agreement to expand to





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that area.  The Licensee with the earliest agreement or amendment for a given area shall not be required to mark its facilities. Subsequent Licensees shall be required to mark all facilities installed in the given area.

     If Licensee follows Florida Utilities Coordinating Committee guidelines, Licensee shall request registration of a unique marking tag for its attachments, if not already registered. Gulf will forward Licensee's request to the appropriate authority.

     8. Gulf's Service Requirements. Gulf reserves the right to maintain its poles and to operate its facilities on them in the manner best suited to fulfill its own service requirements, including considerations of economy and safety. Use of Gulf's poles under this Agreement will create or vest in Licensee no ownership or property rights in Gulf's poles, notwithstanding the length of use. Gulf is in no way required to keep in place any of its poles or other facilities for a period longer than is necessary to meet its own service requirements. Gulf reserves the right to refuse to grant an attachment permit to any pole on the basis of insufficient capacity or for reasons of safety, reliability and generally applicable engineering purposes. Gulf will exercise due care to avoid interfering with Licensee facilities. However, Gulf will in no way be liable to Licensee for interruption of Licensee's service or for interference with the operation of Licensee's cables, wires and appliances, except for Gulf's negligence.

     9. No Interference. Licensee's attachments shall not interfere with the present or future use and maintenance of Gulf's poles by Gulf or with other parties' use of Gulf's poles nor interfere with the use and maintenance of facilities placed on the poles or which may from time to time be placed thereon, provided such other parties' use is in accordance with applicable regulations and specifications of Gulf and the National Electrical Safety Code, and other applicable codes, rules and





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regulations.  Gulf shall be the sole judge as to the requirements for the present or future use of its poles and facilities and of any interference therewith.

     10. Rules and Procedures. Gulf reserves the right to establish rules or procedures to implement and allocate Make Ready billing pursuant to
Section 12.A. and to provide for an orderly process of pole attachment in the event Licensee and one or more other parties desire to attach to the same poles and Licensee shall adhere to such rules or procedures.

     11.         Order on the Pole.

                 A. The existing telephone companies (Local Exchange Carrier) contracting for attachments to Gulf's poles, pursuant to a joint use agreement, are to be assigned to the lowest relative position on any given pole. Other Licensees contracting with Gulf for pole attachments shall attach above the telephone facilities. Among two (2) or more Licensees, position of attachments on the pole shall be determined according to the date of the original agreement between the Licensee and Gulf for a given area, or the date of any amendment to such agreement to expand to a given area. In any given area, the Licensee with the earliest agreement or amended agreement shall occupy the first position above the telephone facilities, if space is available. The second Licensee shall attach to the second position above the telephone facilities, if space is available, and so on.

                 B. When two (2) or more Licensees desire to attach to the same Gulf poles, preference for attachment will be given in order of application for permit received. The attaching Licensee shall attach in their assigned space, according to Section 1 1.A., if space is available. If any company with priority under paragraph 11.A. above, has not exercised its right to attach to space on a given pole, companies attaching under subsequent agreements may make provisional attachment in the space which ordinarily would be available to the company with priority, if their own assigned space is not available. However, if the company





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having priority subsequently requests attachment rights, any other companies with attachments in the area to which the earlier companies have priority shall relinquish their position and reattach their facilities farther up the pole as provided in Section 12 below. The company requesting attachment rights shall pay all make ready costs, if any, associated with such reattachment, and contact the other companies to initiate their transfer.

     12.         Make Ready, Substitutions, Changes and Rearrangements.

                 A. Make Ready. If it should appear to Gulf that a pole is too short, or inadequate, or any rearrangement of Gulf's or other parties' facilities is required to accommodate the attachments of Licensee, Gulf shall notify Licensee of the pole substitutions, additions, changes and rearrangements which Gulf deems necessary and their estimated cost. Such notice shall constitute a denial of the applicable permit(s) unless Licensee authorizes Gulf to make the substitutions, additions, changes and rearrangements specified. Licensee shall authorize the make ready work within thirty (30) days after notification from Gulf, otherwise the permit will be denied. Upon such authorization, Licensee shall reimburse Gulf for all costs incurred by it in connection with such changes. Licensee shall reimburse the owner of any other facilities attached to that pole for any reasonable expense incurred by that owner in conjunction with such changes. Licensee shall pay to Gulf at the time of the issuance of each attachment permit Gulf's estimated cost of providing the space for all of the attachments covered by that permit pursuant to Section 3 of this Agreement.

     In the event the Licensee elects to install their facilities underground in Gulf's pole line, they shall remain underground for a minimum of five (5) spans before attaching to Gulf's poles. Where Licensee shows sufficient reason, Gulf may grant a waiver of this provision in specific cases.





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                 B.       Substitutions, Chances, and Rearrangements.  Licensee
shall, at its own expense, install the attachments and maintain them in safe condition in a manner satisfactory to Gulf. Licensee shall, at its own expense, at any time requested by Gulf for good cause remove, relocate, replace, and renew its facilities on the poles, transfer them to substituted poles or perform any other work in connection with the facilities that Gulf may require. Licensee shall notify Gulf immediately after completing the requested work. If the Licensee fails to comply with Gulf's request within thirty (30) days of receipt of such request, Gulf may perform or have performed such work at Licensee's expense with no liability therefor. Licensee shall pay Gulf its cost for such work plus fifteen (15%) percent.

     In any case deemed by Gulf to be an emergency, Gulf may, at the expense of Licensee, arrange to remove, relocate, replace or renew the facilities of Licensee, transfer them to substituted poles or perform any other work in connection with the facilities that may be required in the maintenance, replacement, removal or relocation of the poles or the facilities on them. An emergency includes, but is not limited to, customer outages and circumstances that threaten to cause property damage and/or personal injury. Gulf will invoice Licensee for actual expenses incurred in performing these emergency measures.

     13. Use of Qualified Employees and Contractors. The Licensee shall ensure that its employees and contractors are knowledgeable of the requirements of the NESC and other safe work practice codes for maintaining proper work practices in order to avoid dangerous conditions. Licensee expressly agrees to take all necessary steps to ensure that its employees and contractors are adequately trained and qualified to work with and around energized conductors, and shall further ensure that its employees and contractors are appropriately and strictly supervised while performing work on Gulf's poles. Licensee agrees to indemnify and hold





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harmless Gulf for any failure of Licensee, its employees or contractors to fulfill their obligations to perform work in a safe and proper manner.

     14. Damage to Facilities. Licensee shall exercise caution to avoid damage to facilities of Gulf and of others on Gulf's poles. Licensee assumes responsibility for any and all loss or expense arising out of such damage caused by it and shall reimburse Gulf or others occupying Gulf's poles for such loss or expense. Licensee shall immediately report damage caused by it to Gulf and to others occupying Gulf's poles which are in any way affected by such damage.

     15.         Inspections and Surveys.

                 A. Inspections. Gulf reserves the right to inspect each new attachment and to make periodic inspections of all attachments as plant conditions may warrant. Licensee agrees to pay a $25.00 per attachment violation fee for each Code violation found during such inspections. In addition, Licensee agrees to pay a violation fee of $25.00 per attachment for any unpermitted attachments found during these inspections. Gulf's right of inspection as provided herein in no way operates to relieve Licensee of any responsibility, obligation or liability arising hereunder nor does it impose any obligation on Gulf.

                 B. Field Surveys. Gulf reserves the right to make field surveys of its poles in the area described in Exhibit A as it may be amended from time to time pursuant to subparagraph C hereof, at intervals not more often than once every five (5) years, for the purpose of determining the actual number of Licensee attachments. Licensee agrees to pay a violation fee of $25.00 per attachment for any unpermitted attachments in excess of ten (10) or two percent (2%) of the last verified reported total, whichever is greater. Gulf shall bear the cost of such field surveys, unless the number of attachments counted exceeds by five percent (5%) or more the number of attachments for which permits have been issued. In the event the number counted exceeds by five percent (5%) or more the number of





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attachments for which permits have been issued, Licensee shall pay, in addition to the violation fee, the cost of field surveys attributable to the area described in Exhibit A as amended, pursuant to Section 4 of this Agreement.
Gulf shall notify Licensee at least thirty (30) days in advance of the field survey and shall specify the method to be used in performing the survey.
Should Licensee disagree with results of the survey, a new survey may be performed by Gulf and Licensee at Licensee's sole expense.

                 C. Expansion of Service Area. Should at any time following execution of this Agreement the Licensee desire to expand or modify the area described in Exhibit A, Licensee shall provide Gulf in writing an amended Exhibit A which shall include such areas, and shall receive Gulf's written approval prior to such expansion or modification becoming a part of this agreement. No new attachments shall be made in the amended area before the amended Exhibit A is approved.

     16. Franchises. Licensee shall provide copies of franchise renewals to Gulf immediately upon Licensee's receipt of same. In the event Licensee fails to acquire or retain a franchise required within the area described in Exhibit A, such failure shall operate as grounds upon which Gulf may cancel the permits in or terminate this Agreement as to the area affected by such franchise pursuant to Section 23.

     17. Removal. Licensee may at any time remove its attachments from any pole upon prior written notice to Gulf. Upon verification by Licensee to Gulf that pole attachments have been removed, Gulf will reimburse Licensee the rental remaining from the date of the removal to the end of the semi-annual rental period which will be included as a credit on the next semi-annual bill.

     18. Pole Abandonment. If Gulf desires at any time to abandon any pole, it shall give Licensee notice in writing to that effect at least sixty
(60) days prior to





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the date on which it intends to abandon such pole.  Licensee may then purchase the pole from Gulf at fair market value; however, if at the expiration of such period Licensee has not removed all of its attachments therefrom or purchased the pole, Gulf may proceed to remove such attachments at the expense of Licensee with no liability therefor. Licensee shall pay Gulf for its cost of removal plus fifteen (15%) percent.

     19. Indemnification. Licensee shall indemnify and hold harmless Gulf and its representatives, agents, officers and employees from and against any and all loss, damage, or liability resulting from demands, claims, suits, or actions of any character presented or brought for any injuries (including death) to persons and for damages to property caused by or arising out of any negligent (including strict liability), wanton or intentional act or omission of Licensee, anyone directly or indirectly employed by it, or anyone for whose acts it may be liable, in any way associated or connected with the performance of the obligations herein, in whatever manner the same may be caused, and whether or not the same be caused by or arise out of the joint, concurrent, or contributory negligence of Gulf, or its representatives, agents, officers or employees. The indemnity obligations hereunder shall extend only to that proportion of the loss, damage or liability which is directly attributable to the negligence, wanton or intentional acts of the Licensee, anyone directly or indirectly employed by it, or anyone for whose acts it may be liable. It is the expressed intent of the parties that Gulf shall be liable only for those damages attributable to its own negligence and shall not be liable for any damages (either economic or non-economic) attributable to the acts of any other person or entity. The foregoing indemnity shall include, but not be limited to, court costs, attorney's fees, costs of investigation, costs of defense, settlements and judgments associated with such demands, claims, suits or actions. The Licensee





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shall make an immediate report to Gulf of the occurrence of any personal injury or property damage while working on Gulf's facilities.

     20. Insurance. Licensee shall procure and maintain insurance to protect it and Gulf against claims for damage to property or injury to or death to persons, as described but not limited by Section 19, in the amount of at least $1,000,000 for damages arising from one occurrence, which amount may be modified by Gulf for good cause upon thirty (30) days prior written notice to Licensee. Upon such notification, Licensee shall procure and maintain insurance in the amount specified in the notification such amount not to exceed $5,000,000. Licensee shall also carry such insurance as will protect it from Workmen's Compensation Laws in effect as may be applicable to it. All insurance requirements shall be kept in force by Licensee for the life of this Agreement and the company or companies issuing such insurance shall be approved by Gulf such approval not to be unreasonably withheld. Gulf shall be an additional insured under Licensee's liability insurance policy and Licensee shall furnish to Gulf, a certificate showing the issuance of such insurance and the insurance company's agreement that it will not cancel, terminate or change its policy except after thirty (30) days prior written notice to Gulf. Licensee's obligation to indemnify Gulf specified in Section l9 is not limited to the amount of liability insurance coverage purchased by Licensee.

     21. Rights-of-Way. Gulf does not warrant the extent of its rights-of-way. Upon notice from Gulf to Licensee that the use of any pole is forbidden by governmental authorities or property owners, the permit covering the use of that pole shall immediately terminate, and Licensee shall remove its cables, wires and appliances immediately from the affected poles.

     22. Types of Service. Licensee is authorized to attach its cable plant to Gulf's poles for the purpose of delivering cable television services to Licensee's





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commercial and residential subscribers in the area described in Exhibit A, pursuant to the franchises granted by the governmental entities served by the Licensee.

     23.         Termination and Cancellation.

                 A. Default. If Licensee fails to comply with any of the provisions of this Agreement and fails within thirty (30) days after written notice from Gulf to cure a default, Gulf may terminate this Agreement or cancel the permits covering the poles as to which such default has occurred and Licensee shall immediately remove all affected attachments. Should Licensee fail to remove its attachments after such termination or cancellation within the (30) day period after Gulf's written notice to cure a default, Gulf may proceed to do so at the expense of Licensee with no liability to Gulf therefor. Licensee shall pay Gulf its cost for such removal plus fifteen (15%) percent. If Licensee fails to perform work required to cure a default, Gulf may elect to perform such work at the expense of Licensee with no liability therefor. Licensee shall pay Gulf its costs for performing such work plus fifteen (15%) percent.

                 B. Termination Due to Nonattachment. If Licensee has made no attachments to any of Gulf's poles within the area covered by an attachment agreement within one (1) year after the date of the agreement, Gulf may terminate the agreement immediately and shall provide notice to the Licensee of such termination thereafter. Likewise, if Licensee under an existing attachment agreement enters into an amendment to that agreement to include a new area but does not attach to any Gulf's poles within the new area within one (1) year after the date of the amendment, Gulf may terminate the amendment in the same manner as it would be able to terminate the agreement. Termination of any such amendment shall not affect the original agreement nor the area covered by the original agreement, if attachments are made under the original agreement within the applicable one (1) year period. If Licensee makes attachments to Gulf's poles





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under an agreement or amendment of agreement but removes all such attachments and fails to make any new attachment for a period of one (1) year after the removal of the last attachment, Gulf may terminate the agreement or amendment of agreement as provided above.

                 C. Obligations Upon Expiration. Licensee shall, within thirty (30) days following the expiration of this Agreement remove its attachment from Gulf's poles. Should Licensee fail to remove its attachments within thirty (30) days after expiration of the term Gulf may proceed to do so at the expense of Licensee with no liability of Gulf therefor. Licensee shall pay Gulf its cost for such removal plus fifteen (15%) percent.

                 D. Obligations Prior to Removal of Attachments. Upon expiration or termination of this Agreement, the rights and obligations conferred hereunder shall remain in full force and effect until such time as Licensee's attachments are removed from Gulf's poles, in accordance with
Section 23.C., except that no new attachments shall be made.

                 E. Temporary Extension of Agreement Beyond Expiration or Termination. Upon expiration or termination and with the prior written authorization of Gulf, all rights and obligations conferred hereunder may remain in full force and effect, including the right to apply for and make new attachments, in the event Gulf determines that the parties are actively and in good faith negotiating a new agreement. If, however, in Gulf's sole discretion it is determined that negotiations have been discontinued or are not proceeding in good faith, then no new attachments shall be permitted or made; all other rights and obligations conferred hereunder shall remain in full force and effect until Licensee's attachments have been removed from Gulf's poles. Gulf may terminate the negotiation period upon breakdown of negotiations or at any time upon thirty (30) days prior written notice to Licensee. Licensee shall remove its attachments from





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Gulf's poles within thirty (30) days after such notice.  If not so removed,
Gulf may remove such attachments at Licensee's expense with no liability therefor. Licensee shall pay Gulf its cost for such removal plus fifteen (15%) percent.

                 F.       Termination or Modification upon a Change of Law.
If, in a final and unappealable order or judgement, the Federal Communications Commission (the "FCC") or any governing body or court with appropriate jurisdiction repeals, overrules or modifies 47 U.S.C. Section 224 insofar as it requires Gulf to provide pole access to Licensee, then Gulf shall be entitled to terminate Licensee's rights hereunder including, but without limitation, Licensee's right to attach to any or all of Gulf's poles immediately or after such period of notice as may be required by law. If, in a final and unappealable order or judgement, the FCC or any governing body or court with appropriate jurisdiction repeals, overrules or modifies 47 U.S.C. Section 224 insofar as it sets a maximum attachment fee that Gulf may charge Licensee, then Gulf shall be entitled to modify the attachment fee set forth in Section 4. hereof to the extent then permitted by law. To the extent then permitted by law, Licensee shall pay to Gulf retroactive fees for all poles previously used by Licensee in an amount equal to the difference between the rate charged by Gulf after such repeal, overruling, or modification less the fees previously paid for such poles by Licensee.

     24. Rights Previously Conferred. Nothing in this Agreement shall be construed as affecting the rights or privileges to use Gulf's poles previously conferred by Gulf to others who are not parties to this Agreement. Gulf may continue to confer such rights or privileges. The attachment privileges granted to Licensee in this Agreement are non-exclusive and subject to contracts and arrangements between Gulf and others who are not parties to this Agreement.

     25. Waiver. Failure by Gulf to enforce any of the terms of this Agreement shall not constitute a waiver of future compliance with any such term or terms.





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     26.         Notice.  All notices regarding the attachment, maintenance or removal of Licensee's attachments shall be sent electronically using the National Joint Utilities Notification System. All other notices under this Agreement must be given in writing by registered or certified mail, return receipt requested, and mailed with sufficient postage prepaid to the party to be given such notice. Notice to Gulf shall be addressed to:

                 PROJECT SERVICES ADMINISTRATOR
                 GULF POWER COMPANY
                 ONE ENERGY PLACE
                 PENSACOLA, FL 32520

     Notice to Licensee shall be addressed to:

                 BEACH CABLE, INC.
                 P. O. BOX 2462
                 PANAMA CITY, FL 32402

     27. Assignment. Licensee shall not assign, transfer or sublet the privilege hereby granted without the prior written consent of Gulf, which consent shall not be unreasonably withheld. Gulf shall grant or deny a request for Consent to Assignment within sixty (60) days from receipt of the request. Such request shall be accompanied by the information described in Section 2.

     28. Enforcement. In the event enforcement of any provisions of this Agreement becomes necessary, each company shall pay its own costs incurred in pursuing such enforcement including reasonable attorney's fees.

     29. Laws of State. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     30. Severability. In the event any covenant, condition, or provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction after construing this Agreement, the invalidity or unenforceability thereof shall in no way affect any of the other covenants, conditions, or provisions hereof, provided that such remaining covenants, conditions, or provisions can thereafter be applicable and effective without material prejudice to either Gulf or Licensee. This instrument embodies the entire Agreement of the parties hereto and supersedes all prior negotiations, representations or agreements either written or oral. This Agreement may be amended only by written instrument signed by both Gulf and Licensee and the authorized representatives of Gulf and Licensee.

     IN WITNESS WHEREOF, Licensee and Gulf have caused this Agreement to be executed by their authorized representatives and be effective as of the day and year first written above.


WITNESS:                              Beach Cable, Inc.

By:   /s/ Robin Schwab                By:    /s/ Frank Atkinson
   ---------------------------           ----------------------------------
                                      Title: General Manager
                                            -------------------------------



ATTEST:                               Gulf Power Company

By:   /s/ Susan D. Cranmer            By:  /s/ F.M. Fisher, Jr.
   ---------------------------           -------------------------------------
        Asst. Secretary                    Vice President - Power Delivery and
                                           Customer Operations

                                   EXHIBIT A

                          DESCRIPTION OF SERVICE AREA


Name of Company     Beach Cable, Inc.
                    --------------------------------------------------------

For Agreement Dated January 1, 1998
                    --------------------------------------------------------

A description of the geographical boundaries of the Agreement by Township, Range and Section:


1.       The City of Panama City Beach, Florida.

2. The unincorporated areas of Bay County between Hathaway Bridge as the Eastern boundary, the Phillips Inlet Bridge as the Western boundary, the Gulf of Mexico as the Southern boundary, and St. Andrews Bay, North Bay and the Intercoastal Waterway as the Northern boundary.





WITNESS:                             Beach Cable, Inc.

By:   /s/ Robin Schwab               By:     /s/ Frank Atkinson
   ----------------------------         ---------------------------------------
                                     Title:   General Manager
                                           ------------------------------------



ATTEST:                              Gulf Power Company

By:   /s/ Susan D. Cranmer           By:    /s/ F.M. Fisher, Jr.
   ----------------------------         ---------------------------------------
       Asst. Secretary                      Vice President - Power Delivery and
                                            Customer Operations

                                   EXHIBIT B

                     APPLICATION FOR POLE ATTACHMENT PERMIT

                                        City of
                                               -----------------------------
                                        State of
                                                ----------------------------
                                        County
                                              ------------------------------
                                        Date
                                            --------------------------------


NAME OF LICENSEE
                ------------------------------------------------------------

                 In accordance with the terms of Agreement dated
_____________________________, 19__________, application is hereby made for permit to make attachments to the following poles:


Location/            TLN
Pole No.            Map No.                  Location and Type of Attachments
--------            -------                  --------------------------------







                                        By
                                          -------------------------------------
                                        Title
                                             ----------------------------------
                                                             Licensee


     Permit granted________________________________, 19_____, except is subject to Licensee's approval below if pole rearrangements are required. Estimated cost of pole rearrangements required to provide space for Licensee's attachments:

$________________________________ as shown on DSO No._________________________


                                       GULF POWER COMPANY

                                       By
                                         --------------------------------------
                                       Title
                                            -----------------------------------
                                                        Licensor

The above charges
for rearrangements approved

By                                                Permit No.
  -----------------------------------------                 -------------------
Title                                             Total Poles
     --------------------------------------                  ------------------
                 Licensee

                                   EXHIBIT D

                     APPLICATION FOR POLE ATTACHMENT PERMIT
                     AFTER-THE-FACT FORM FOR SERVICE DROPS

                                        City of
                                               -----------------------------
                                        State of
                                                ----------------------------
                                        County
                                              ------------------------------
                                        Date
                                            --------------------------------

NAME OF LICENSEE
                 ---------------------------------------------------------------

                 In accordance with the terms of Agreement dated
_____________________________, 19__________, application is hereby made for permit to make attachments to the following poles:


                           TLM Pole No.           NO.               Date of
Service Address            If Available        of poles          Attachments
---------------            ------------        --------          -----------






Licensee certifies that the above attachments have been installed on Gulf's poles in strict conformity with the National Electrical Safety Code and any other applicable codes, rules, or regulations of any governing body having jurisdiction.

                                  By
                                    ------------------------------------------
                                  Title
                                       ---------------------------------------
                                                       Licensee

Permit granted this day of _________________________________, 19____.



                                              GULF POWER COMPANY
Permit No.:                                   By
           ---------------------------          -------------------------------
Total Poles:                                  Title
            --------------------------             ----------------------------
                                                               Licensor

                                  [DIAGRAM OF
                          SEPARATION OF SERVICE DROPS
                                 APPEARS HERE]




                                                                        PLATE

                                  [DIAGRAM OF
                     SEPARATION AT POLE PARALLEL FACILITIES
                                 APPEARS HERE]



                                                                        PLATE
                                                                         C-2

                                  [DIAGRAM OF
                             JOINT USE CONSTRUCTION
                    TYPICAL SINGLE TRANSFORMER INSTALLATION
                              7.2 KV CONSTRUCTION
                                 APPEARS HERE]



                                                                        PLATE
                                                                         C-3

                                  [DIAGRAM OF
                             JOINT USE CONSTRUCTION
               TYPICAL ATTACHMENT OF CATV DISTRIBUTION SYSTEMS TO
                 GPCO POLES TYPICAL OUTDOOR LIGHT INSTALLATION
                                 APPEARS HERE]



                                                                        PLATE
                                                                         C-4

                                  [DIAGRAM OF
                             GROUNDING CONNECTIONS
                                 APPEARS HERE]



                                                                        PLATE
                                                                         C-5

                                  [DIAGRAM OF
                             JOINT USE CONSTRUCTION
             MINIMUM CLIMBING SPACE THROUGH COMMUNICATION CIRCUITS
                                 APPEARS HERE]





                                                                        PLATE

                                  [DIAGRAM OF
                            SEPARATION OF DOWN GUYS
                                 APPEARS HERE]




                                                                        PLATE

                                  [DIAGRAM OF
                     SEPARATION AT POLE UNDERGROUND RISERS
                                 APPEARS HERE]



                                                                        PLATE

                                  [DIAGRAM OF
                      COMMUNICATION/SIGNAL TYPE ATTACHMENT
                       C.A.T.V. POWER SUPPLY INSTALLATION
                                 APPEARS HERE]


                                                                        PLATE

                                  [DIAGRAM OF
                        BONDING OF PADMOUNT TRANSFORMER
                      TO COMMUNICATION COMPANY FACILITIES
                                 APPEARS HERE]


                                                                        PLATE

                                  [DIAGRAM OF
                             JOINT USE CONSTRUCTION
                       SEPARATION OF COMMUNICATION CABLES
                                      AND
                           GULF POWER CO. FACILITIES
                                 APPEARS HERE]


                                                                        PLATE
                                                                        C-11